Exhibit 99.1

Tidewater Inc. 6002 Rogerdale Road, Suite 600 Houston, TX 77072-1655, USA +1.713.470.5300

TIDEWATER ANNOUNCES CLOSING OF USD $175 MILLION SENIOR SECURED BOND ISSUE

HOUSTON, November 16, 2021 - Tidewater Inc. (NYSE: TDW) (the “Company”) today announced that it has closed the Company’s offering of USD $175 million aggregate principal amount of 8.5% senior secured bonds due 2026. An application will be made for the bonds to be listed on the Nordic ABM within six months of the issue date for the bonds.

The Company used the net proceeds from the bond issue towards the refinancing of the Company’s outstanding debt and for general corporate purposes.

The bonds were privately placed in the United States in accordance with U.S. securities laws and sold outside the United States pursuant to Regulation S under the Securities Act of 1933.

The bonds have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Contacts

Tidewater Inc.

West Gotcher

Vice President,

Finance and Investor Relations

+1.713.470.5285

SOURCE: Tidewater Inc.